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                                                                    Exhibit 99.1

                             VINTAGE PETROLEUM, INC.

                             110 West Seventh Street
                              Tulsa, Oklahoma 74119

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 19, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Ladies and Gentlemen:

     Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Vintage Petroleum, Inc. has obtained a letter of representation from Arthur Andersen LLP stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen LLP to conduct the relevant portions of the audit.

                                       Very truly yours,

                                       Vintage Petroleum, Inc.

                                       /s/ Michael F. Meimerstorf

                                       Michael F. Meimerstorf
                                       Vice President and Controller